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                                                                EXHIBIT  10.14.1

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
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     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment")
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dated as of August 8, 1997, is entered into by and between TRANSCEND SERVICES,
INC., a Delaware corporation ("Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association, a California corporation ("Coast"), in light of the following facts:

                                 RECITALS

     A. Borrower and Coast are parties to that certain Loan and Security Agreement dated as of April 3, 1997, as amended by a letter agreement dated as of April 3, 1997 and a First Amendment dated as of April 15, 1997 (as amended, the "Loan Agreement").

     B. Borrower has acquired by merger a medical transcription business previously owned by an entity known as DocuMedX, Inc. (The "DocuMedX Business"), including certain existing accounts receivable (the "DocuMedX Receivables"). Borrower has requested that Coast treat certain of the DocuMedX Receivables as Eligible Receivables under the Loan Agreement.

     C. Borrower and Coast are willing to amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Coast's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Defined Terms.  Any and all initially capitalized terms set forth in
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this Amendment without definition shall have the respective meanings assigned thereto in the Loan Agreement.

     2.  Eligible Receivables.  The definition of Eligible Receivables arising
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in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Coast, in its good-faith business judgement, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate, and Eligible DocuMedX Receivables.

     3.  Eligible DocuMedX Receivables.  A definition of Eligible DocuMedX
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Receivables is added in Section 8 of the Loan Agreement as a new paragraph, immediately preceding the definition of Eligible Receivables, to read in its entirety as follows:

          "Eligible DocuMedX Receivables" means Receivables acquired by Borrower
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          in the merger with DocuMedX, Inc., which Receivables arose in the ordinary course of the business of DocuMedX, Inc. from the sale of goods or rendition of services, which Coast, in its good-faith business judgement, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate.

     4.  DocuMedX Receivable Loans.  Eligible DocuMedX Receivables may be
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included, in Coast's discretion, in the calculation of amounts available to borrow as Transcription Services Receivable Loans under Section 1A(b) of the Schedule to Loan and Security Agreement (the "Schedule"). Borrower
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shall provide Coast with Reports regarding the DocuMedX Receivables under
Section 5 of the Schedule as if such Receivables were Receivables of Borrower in the first instance. The Eligible DocuMedX Receivables shall be subject to all requirements set forth for Eligible Transcription Services Receivables in the Schedule, provided that the tests stated in the Schedule will be applied as if DocuMedX were the Borrower under the Loan Agreement.

     5.  Transcription Services Receivable Loans.  The introductory language of
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Section 1 of the Schedule and the introductory language of Section 1A of the
Schedule are amended to read as follows:

  "1.  CREDIT LIMIT
       (Section 1.1)     Loans in a total amount at any time outstanding not to
                         exceed FIVE MILLION DOLLARS ($5,000,000) (the "Maximum
                         Dollar Amount") consisting of Outsourcing Contract
                         Loans (as hereinafter defined), Transcription Services
                         Receivable Loans (as hereinafter defined),
                         Transcription Services Contract Loans (as hereinafter defined) and Capital Expenditure Loans (as hereinafter defined).

          A.  Outsourcing Contract Loans, Transcription Services Receivable
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          Loans and Transcription Services Contract Loans: Outsourcing Contract
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          Loans, Transcription Services Receivable Loans and Transcription
          Services Contract Loans in an aggregate amount outstanding at any one time not to exceed the lesser of (i) the Maximum Dollar Amount less the aggregate outstanding amount of the Capital Expenditure Loans, or
          (ii) the sum of (a), (b) and (c) below:"

          Sections 1A(a) and 1A(b) of the Schedule remain unchanged.  A new
          Section 1A(c) of the Schedule is added to ready in its entirety as follows:

          "(c) Loans (the "Transcription Services Contract Loans") in an amount not to exceed one and one-half (1.5) times the net amount of Borrower's average monthly Long-Term Transcription Contract payments (as defined in Section 8 of the Schedule) for the preceding three (3) calendar months; provided however, if
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               Borrower's Consolidated Tangible Net Worth is equal to or greater than Five Million Dollars ($5,000,000), then commencing five (5) Business Days after receipt and satisfactory review by Coast of the internally prepared monthly financial statements of Borrower reporting such Consolidated Tangible Net Worth, the advance rate for Transcription Services Contract Loans shall increase from one and one-half (1.5) to two (2) times the net amount of Borrower's average monthly Long-Term Transcription Contract Payments for the preceding three calendar months; provided further, however, if
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               Borrower fails to maintain Consolidated Tangible Net Worth of at least Five Million Dollars ($5,000,000), then the advance rate for Transcription Services Contract Loans shall be reduced to one and one-half (1.5) times the net amount of Borrower's average monthly Long-Term Transcription Contract Payment for the preceding three (3) calendar months, subject to further upward or downward adjustment from time to time as provided in this subsection (c). Notwithstanding the foregoing, the advance rate in effect for Transcription Services Contract Loans shall be decreased by ten basis points (0.10) for each ten percent (10%) decrease in the Long-Term Transcription Contract Payments compared on a month-to-month basis."
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  The following definitions are added to Section 8 of the Schedule in their appropriate alphabetical order:

          "Long-Term Transcription Contract Payments" means monthly payments
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          made to Borrower under Long-Term Transcription Services Contracts and does not include one-time fees of any kind or fees for services invoiced on a task by task or project by project basis."

          "Long-Term Transcription Services Contracts" means contracts providing
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          for Borrower's transcription services on an on-going basis to doctors, hospitals and other healthcare providers, which contracts have a minimum term of one year and establish the price to be paid for Borrower's transcription services."

          "Transcription Services Contract Loans" has the meaning set forth in
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          Section 1 of this Schedule."

  6.  Maturity Date.  The maturity date in Section 4 of the Schedule shall be
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changed to May 31, 2000.

  7.  Amendment Fee.  Upon execution of this Amendment, Borrower shall pay Coast
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an amendment fee of Five Thousand Dollars ($5,000.00).

  8.  Effectiveness of this Amendment.  Coast must have received this Amendment
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fully executed in a sufficient number of counterparts for distribution to Coast and Borrower, before this Amendment is effective.

  9.  Representations and Warranties.  The Borrower represents and warrants as
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follows:

          (a) Authority.  The Borrower has the requisite corporate power and
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authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Agreement. The execution, delivery and performance by the Borrower of this Amendment has been duly approved by all necessary corporate action of the Borrower and no other corporate proceedings on the part of the Borrower are necessary.

          (b) Enforceability.  This Amendment has been duly executed and
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delivered by the Borrower.  This Amendment is the legal, valid and binding obligation of the Borrower hereto, enforceable against the Borrower in accordance with its terms, and is in full force and effect.

          (c) Representations and Warranties.  The representations and
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warranties contained in the Loan Agreement and any other document entered into in connection with the Loan Agreement (collectively, the "Loan DocuMedX") (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

  10.  Choice of Law.  The validity of this Amendment, its construction,
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interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws, of the State of California governing contracts only to be performed in that State.

  11.  Counterparts.  This Amendment may be executed in any number of
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counterparts and by
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different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

  12.     Reference to and Effect on the Loan Documents.
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  (a) Upon and after the effectiveness of this Amendment, each reference in the
Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

  (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Coast.

  (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

TRANSCEND SERVICES, INC.,
A Delaware Corporation

By: /s/ Larry Gerdes
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    President or Vice President

By: /s/ Doug Shamon
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    Secretary or Assistant Secretary

COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association

By: /s/ Edit Kondorosi
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    Edit Kondorosi
    Sr. Vice President

By:
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   Secretary or Assistant Secretary